                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934


    Filed by the Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary Proxy Statement    [ ] Confidential, For Use of the
                                           Commission Only (as Permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         ESCO ELECTRONICS CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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

                                   ESCO LOGO

                        NOTICE OF THE ANNUAL MEETING OF

                              THE STOCKHOLDERS OF

                          ESCO ELECTRONICS CORPORATION

                                                             St. Louis, Missouri
                                                                December 9, 1997

TO THE STOCKHOLDERS OF
ESCO ELECTRONICS CORPORATION:

     The Annual Meeting of the Stockholders of ESCO Electronics Corporation will be held at the offices of Systems & Electronics Inc., 201 Evans Lane, St. Louis County, Missouri 63121 on Thursday, February 12, 1998, commencing at 10:00 a.m., at which meeting only holders of record of common stock trust receipts representing the Company's common stock at the close of business on December 4, 1997 will be entitled to direct The Chase Manhattan Bank, as trustee under the Company's Deposit and Trust Agreement, to vote, for the following purposes:

     1. To elect two directors; and

     2. To transact such other and further business, if any, as lawfully may be brought before the meeting.

                                          ESCO ELECTRONICS CORPORATION

                                          BY  DJ MOORE
                                            Chairman, President and
                                            Chief Executive Officer

WALTER STARK

     Secretary

     EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.

                          ESCO ELECTRONICS CORPORATION
                   8888 LADUE ROAD, ST. LOUIS, MISSOURI 63124

                                PROXY STATEMENT

    FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD FEBRUARY 12, 1998

     This proxy statement is furnished to the holders of common stock trust receipts ("Receipts") which represent all of the issued and outstanding shares of common stock of ESCO Electronics Corporation (the "Company") in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Stockholders to be held February 12, 1998, and all adjournments thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting of the Stockholders. Such holders are hereinafter referred to as the "Stockholders". The Receipts are issued pursuant to a Deposit and Trust Agreement (the "Trust Agreement") by and among the Company, Emerson Electric Co. ("Emerson"), The Chase Manhattan Bank (the "Trustee"), and the holders of Receipts from time to time. The Trust Agreement was executed in connection with the distribution on October 19, 1990 (the "1990 Stock Distribution") to Emerson shareholders of record as of the close of business on October 5, 1990 of one share of the Company's common stock for every 20 shares of Emerson common stock owned on such date. The Receipts represent shares of the Company's common stock (the "Common Shares") held by the Trustee on behalf of each holder of a Receipt pursuant to the Trust Agreement. Pursuant to the Trust Agreement, each holder, except in certain circumstances, is generally entitled to direct the Trustee as to how the Common Shares represented by such Receipts are to be voted, and these voting instructions may include granting a discretionary proxy to persons designated by the Company. The Company is first mailing this proxy statement and the enclosed form of proxy to Stockholders on or about December 9, 1997.

     Whether or not you expect to be present in person at the meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. If you attend the meeting, you may of course direct the Trustee to vote by ballot. If you do not attend the meeting, the Common Shares represented by your Receipts can be voted only when represented by a properly executed proxy. In this case you have several choices:

     - You may vote on each proposal when returning the enclosed proxy form, in which case the Common Shares represented by your Receipts will be voted in accordance with your choices.

     - You may, when appropriate, indicate a preference to abstain on any proposal, which will have the effect described in "VOTING" on page 15.

     - You may return a properly executed proxy form without indicating your preferences, in which case the proxies will instruct the Trustee to vote the Common Shares represented by your Receipts FOR election of the directors nominated by the Board of Directors.

     Any person giving such proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and directing the Trustee to cast a contrary vote in person.

     The close of business on December 4, 1997 has been fixed as the record date for the determination of the Stockholders entitled to instruct the Trustee how to vote at the Annual Meeting of the Stockholders. As of the record date, Receipts representing 11,834,229 Common Shares were outstanding and entitled to be voted at such meeting. The holders of the Receipts will be entitled to direct the Trustee to cast one vote for each Common Share represented by a Receipt held of record on the record date.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1997 accompanies this proxy statement.

     The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail, and the expense thereof will be paid by the Company. Proxies may also be solicited by telephone or telefax by directors, officers or regular employees of the Company.

                            I. ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

     The Company's Bylaws provide that the number of directors shall not be less than three nor greater than ten, and shall be determined from time to time by majority vote of the Board of Directors. In accordance with the Bylaws, the Board of Directors has fixed the number of directors at six. The Board is divided into three classes, with the terms of office of each class ending in successive years. Two directors of the Company are to be elected for terms expiring at the Annual Meeting in 2001, or until their respective successors have been elected and have qualified. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend. Proxies cannot be voted for more than two nominees.

             NAME, AGE, PRINCIPAL OCCUPATION OR                 SERVED AS
               POSITION, OTHER DIRECTORSHIPS                  DIRECTOR SINCE
             ----------------------------------               --------------
To Be Elected for Terms Ending in 2001
J. J. Carey, 69.............................................       1990
  Retired Chairman of the Board, Allendale Mutual Insurance
     Co.,
     industrial property insurer
  Director of Allendale Mutual Insurance Co.
D. J. Moore, 59.............................................       1990
  Chairman, President and Chief Executive Officer of the
     Company
  Director of Instron Corporation
To Continue in Office Until 2000
J. M. McConnell, 56.........................................       1996
  President and Chief Executive Officer, Instron
     Corporation,
     manufacturer of scientific instruments
  Director of Instron Corporation
D. C. Trauscht, 64..........................................       1991
  Chairman, BW Capital Corporation, private investment
     company
  Director of Borg-Warner Security Corporation, Baker
     Hughes, Inc., Thiokol Corporation, Blue Bird
     Corporation, Imo Industries Inc.
To Continue in Office Until 1999
J. J. Adorjan, 58...........................................       1990
  Chairman, President and Chief Executive Officer,
     Borg-Warner Security Corporation, supplier of security
     services
  Director of Borg-Warner Security Corporation, The
     Earthgrains Company, Goss Graphic Systems, Inc.,
     Illinova Corporation
W. S. Antle III, 53.........................................       1994
  Chairman and Chief Executive Officer, Oak Industries,
     Inc.,
     manufacturer of components and controls
  Director of Oak Industries, Inc., GenRad, Inc., New
     England Investment Company

     Each of the nominees and continuing directors has had the same position with the same employer as stated in the preceding table during the past five years, except as follows:

     From October 16, 1992 until April 1995, Mr. Adorjan was President of Emerson Electric Co. From April 1995 until October 1995, he served as President and Chief Operating Officer of Borg-Warner Security Corporation, and since the latter date he has been Chairman, President and Chief Executive Officer.

     From December 1989 until May 1995, Mr. Antle was President and Chief Executive Officer of Oak Industries, Inc. Since the latter date, he has been Chairman and Chief Executive Officer.

     From March 1988 until June 1993, Mr. Carey was Chief Executive Officer of Allendale Mutual Insurance Co., and during that period he was also either Chairman or President or both. From June 1993 until his retirement in March 1995, he served as Chairman of the Board.

     From December 1991 to January 1993, Mr. Trauscht was Chairman, President and Chief Executive Officer of Borg-Warner Corporation. From the latter date until April 1995, he was Chairman, President and Chief Executive Officer of Borg-Warner Security Corporation. From April to October 1995, Mr. Trauscht was Chairman and Chief Executive Officer, and from October 1995 to December 1995, he was Chairman. Since January 1996, he has been Chairman of BW Capital Corporation.

BOARD OF DIRECTORS AND COMMITTEES

     There were five meetings of the Board of Directors during fiscal year 1997. All of the incumbent directors attended at least 75% of the meetings of the Board and committees on which they served. Directors who are employees of the Company do not receive any compensation for service as directors. Each non-employee director is currently paid an annual retainer of $15,000 and fees of $700 plus expenses for attendance at each Board meeting. In addition, each non-employee director receives a fee of 300 Receipts per fiscal quarter. Each committee chairman is currently paid an annual retainer of $1,200, and each committee member is paid $600 plus expenses for attendance at each Board committee meeting. Under the Company's extended compensation plan for non-employee directors, each such director who has served as a non-employee director for at least five years or whose tenure as a director expires pursuant to the Company's Bylaws restriction regarding maximum age for election will, after the later of termination of services as a director or reaching age 65, receive for life a percentage of the annual cash retainer for directors in effect at the time of termination of service. Such percentage is a minimum of 50% and increases to 60% for six years' service, 70% for seven years' service, 80% for eight years' service, 90% for nine years' service and 100% for ten or more years' service. In the event of death of a retired director who is eligible under this plan, 50% of the benefit will be paid to the surviving spouse for life.

     The members of the Board of Directors are appointed to various committees. The standing committees of the Board are: the Executive Committee, the Audit and Finance Committee, and the Human Resources and Ethics Committee. The Board does not have a standing nominating committee.

     The Executive Committee's function is to exercise the full authority of the Board of Directors between Board meetings, except that the Executive Committee may not take certain specified actions which the Board of Directors reserved for action by the whole Board. The Committee held no meetings in fiscal year 1997. Mr. Moore (Chairman), Mr. Adorjan and Mr. Antle are the members of the Committee.

     The Audit and Finance Committee's functions generally are to review the Company's reports to Stockholders with management and the independent auditors; appoint the firm of independent auditors to perform the annual audit, review the scope of the auditors' work and review and approve their fees; review the Company's internal controls; review financing requirements and strategy for the Company; and certain other matters. The Committee met four times in fiscal year 1997. Mr. Adorjan (Chairman), Mr. Carey and Mr. McConnell are the members of the Committee.

The Human Resources and Ethics Committee's functions generally are to review and approve various compensation and benefit plans; implement and oversee the Charitable Contributions Program; oversee the Company's Code of Business Ethics and Conduct and the Ethics Program; determine when service by an officer or director is eligible for indemnification; and administer the Performance Share Plans and the Stock Option Plans. The Committee met four times in fiscal year 1997. Mr. Trauscht (Chairman), Mr. Antle and Mr. Carey are the members of the Committee.

EXECUTIVE COMPENSATION

               REPORT OF THE HUMAN RESOURCES AND ETHICS COMMITTEE
                           ON EXECUTIVE COMPENSATION

INTRODUCTION

     The following report is provided by the Human Resources and Ethics Committee of the Board of Directors. The Committee supervises the Company's Executive Compensation Program (the "Program") and is directly responsible for compensation actions affecting the Chairman, President and Chief Executive Officer (the "Chief Executive Officer"), other executive officers and other senior executives of the Company. The Committee, which consists entirely of non-employee directors, met four times in fiscal year 1997.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Program is designed and administered to relate executive compensation to four basic objectives:

     - Competitive Position: The Program is designed to pay competitive compensation so the Company can attract and retain highly qualified executives. To assist it in determining competitive compensation practices, the Committee frequently utilizes information about compensation levels of other companies, including information provided by qualified independent consultants. When compensation significantly varies from competitive levels, the Committee makes appropriate adjustments over time through the annual compensation planning process.

     - Company Performance: The Program is designed to reflect overall Company performance, with appropriate consideration of conditions that exist in the industry. In determining compensation levels and compensation changes, the Committee considers the Company's overall performance in meeting both short-term and long-term objectives. The Committee considers achievement of operating objectives in areas such as sales, earnings, entered orders and cash management, as well as progress toward long-term strategic objectives.

     - Stockholder Return: The Program has been designed to establish a direct link between the interests of the Company's executives and its Stockholders. This is accomplished by allocating a substantial portion of senior management compensation to stock-based programs tied directly to Stockholder return.

     - Individual Performance: In addition to the above factors, the Committee considers the executive's individual performance and contributions to the Company's results in determining appropriate compensation levels.

THE EXECUTIVE COMPENSATION PROGRAM

     To achieve the above objectives, the Program consists of three basic elements:

     - Base Salary: The base salary of each executive is reviewed annually and set by the Committee at the beginning of each fiscal year. Salary changes reflect overall Company performance, pay competitiveness and the individual's performance. The targeted percentage of cash compensation represented by base salary varies based on the level of the position, with a target of approximately 60% for the Chief Executive Officer and approximately 70% for the other executive officers.

     - Annual Incentive Cash Compensation: A substantial portion of each executive's annual cash compensation is tied to Company performance through the Company's Performance Compensation Plan, an annual incentive cash compensation program. The Committee determines the annual Performance Compensation payment for each executive at the end of each fiscal year on the basis of subjective evaluations of Company performance, considering market conditions and industry circumstances, in key areas such as sales, earnings, entered orders and cash management. The executive's performance and the relative competitiveness of the executive's compensation level are also considered in the determination of the Performance Compensation payment.

     - Long-Term Incentive Compensation: To ensure that management's interests are directly tied to Stockholder return, a substantial portion of senior executive total compensation is provided by stock-based, long-term compensation plans. To place emphasis on Stockholder return, the Company has implemented stock option and performance share programs. Awards and payments to executive officers under these programs are included in the accompanying tables. The Company's stock option plans provide for the award of incentive stock options, non-qualified stock options, and stock appreciation rights ("SARs"). No SARs have been awarded to date. All options granted to date have been awarded at an exercise price equal to the fair market value of the stock on the date of the award. The Company's performance share plans provide for the earning of shares if the Company achieves specified performance objectives established at the time of the award. All performance share awards made to date have directly encouraged Stockholder value creation by providing for earning of shares if the Company achieves specific stock price targets.

FISCAL YEAR 1997 EXECUTIVE OFFICER COMPENSATION

     Fiscal year 1997 base salaries for the executive officers, which are shown in the Summary Compensation Table on page 8, were set at the beginning of fiscal year 1997. The salaries were set based on a subjective evaluation of fiscal year 1996 performance and salary levels compared to similar companies, consistent with the methodology described below.

     In determining fiscal year 1997 performance compensation plan payments for the executive officers, the Committee considered the competitiveness of cash compensation levels compared to similar companies. The Committee considered information in an executive compensation report from a nationally recognized, independent compensation consulting firm. That report compared the Company's compensation practices to eleven defense-related companies and eleven filtration industry companies. The comparison companies were selected on the basis of their similarity to the Company in terms of company size, products and markets served. Total cash compensation of the Company's Chief Executive Officer and other executive officers, including both base salary and the annual incentive compensation payment, was below the median levels for the chief executive officer and other executive officers of the comparison companies. Total compensation of the Company's Chief Executive Officer and other executive officers, including base salary, annual incentive cash compensation and long-term incentive compensation, was also lower than the median levels of total compensation for the comparable officers of the comparison companies. The Committee also considered the Company's operating performance and progress made on strategic initiatives. In fiscal year 1997, the Company achieved sales of $378.5 million, compared to $438.5 million in fiscal year 1996. However, fiscal year 1996 included sales of Hazeltine Corporation, a subsidiary which was divested in the fourth quarter of fiscal year 1996. Excluding Hazeltine Corporation, fiscal year 1996 sales were $345.0 million. Net Earnings in fiscal year 1997 were $11.8 million, or $.95 per share fully diluted, compared to Net Earnings of $26.1 million, or $2.25 per share, in fiscal year 1996. Net Earnings in fiscal year 1996 were positively impacted by the sale of Hazeltine Corporation and were negatively impacted by the unexpected cost growth on the 60K Aircraft Cargo Loader Program and other charges related to cost of sales. All of the Company's operating subsidiaries generated positive cash flow in fiscal year 1997. Overall performance of the Company was positive in fiscal year 1997, with strong growth in the Company's commercial business and improved profit margins in the defense business. The Company continued to make progress in achieving its strategic objectives in fiscal year 1997. The Company acquired Filtertek Inc., a designer and manufacturer of filtration and fluid flow devices for the medical, automotive and industrial markets. With the addition of Filtertek Inc., the Company has significantly strengthened its position in the filtration industry and has increased the commercial portion of the business from less than 10% of sales at the inception of ESCO in fiscal year 1990 to more than 50% of sales on an annualized basis in fiscal year 1997.

     Based on a subjective evaluation of the above factors, the Committee approved for fiscal year 1997 a base annual salary of $370,000 and a performance compensation plan payment of $235,000 for the Chief Executive Officer. Fiscal year 1997 total cash compensation for the Chief Executive Officer remained below the market level as determined by 1996 compensation for chief executive officers of the twenty-two similar companies listed in the aforementioned compensation report. The total cash compensation levels established for the

Company's other executive officers are detailed in the Summary Compensation Table on page 8. The 1997 total cash compensation levels for the other executive officers as a group are lower than the median cash compensation levels for the comparable executive officers of the comparison companies.

     Consistent with the Committee's objective of aligning the interests of senior management and Stockholders, in fiscal year 1997 the Committee awarded the Chief Executive Officer options for 30,000 shares under the 1994 Stock Option Plan. The other executive officers as a group were awarded options for a total of 22,500 shares under the Plan. The option exercise price of all such options awarded is the fair market value on the date of the award. In fiscal year 1997, the Chief Executive Officer and the other executive officers were awarded performance shares pursuant to the 1997 Performance Share Plan. Those awards are shown in the table on page 10 titled "Long-Term Incentive Plans -- Awards in Last Fiscal Year". As a result of the achievement in fiscal year 1997 of share price targets established with the performance share awards, the Chief Executive Officer and the other executive officers earned 33.33% of their awards in fiscal year 1997, with actual vesting and payment of the earned awards contingent upon continued employment through March 31, 1998.

     The Company does not have an employment agreement with the Chief Executive Officer or any of its other executive officers. The Chief Executive Officer and the other executive officers are covered by a Severance Plan which is described on page 13.

     No specific actions have been taken with respect to the $1 million compensation deduction limit under section 162(m) of the Internal Revenue Code because the Company's compensation levels are not expected to exceed the limit by a material amount over the next several years. However, the 1994 Stock Option Plan is designed to permit awards that satisfy the requirements of section 162(m).

SUMMARY

     The Committee believes the Company's compensation program has been designed and managed by the Committee to directly link the compensation of the Company's executives to Company performance, individual performance and Stockholder return. The current levels of compensation for the Company's senior executives are generally below market levels for similar companies in the defense and filtration industries. The Committee will continue to address these compensation levels over time, consistent with Company and individual performance, and will continue to emphasize performance-based and stock-based compensation that links management and Stockholder interests.

                                          The Human Resources and
                                          Ethics Committee

                                          D.C. Trauscht, Chairman
                                          W. S. Antle III
                                          J. J. Carey

                           SUMMARY COMPENSATION TABLE

     The following table contains certain information concerning compensation for each of the last three fiscal years relating to the Company's Chief Executive Officer and its other three executive officers serving at September 30, 1997, for all services rendered in all capacities to the Company and its subsidiaries.

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                                            -----------------------
                                                                              AWARDS      PAYOUTS
                                          ANNUAL COMPENSATION               ----------   ----------
                              -------------------------------------------      (#)
                                                                 ($)        SECURITIES      ($)             ($)
                              FISCAL     ($)        ($)      OTHER ANNUAL   UNDERLYING      LTIP         ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY     BONUS     COMPENSATION   OPTIONS(1)   PAYOUTS(2)   COMPENSATION(3)
---------------------------   ------    ------     -----     ------------   ----------   ----------   ---------------
D. J. Moore.................   1997    $370,000   $235,000     $ 6,035        30,000      $445,496        $  310
Chairman, President and        1996     350,000    150,000       6,036        96,674       269,915           277
Chief Executive Officer        1995     325,000    160,000       4,284             0             0           252
P. M. Ford..................   1997     145,000     65,000       3,211         7,500       121,499         1,052
Senior Vice President and      1996     133,000     51,000       2,595        30,047        68,706         1,181
Chief Financial Officer        1995     123,000     56,000       2,771             0             0         1,203
W. Stark....................   1997     148,000     60,000       1,052         7,500       121,499         1,466
Senior Vice President,         1996     140,000     54,000       1,083        30,047        68,706         1,599
Secretary and General          1995     131,000     43,000       4,115             0             0         1,605
Counsel
P. A. Hutchison.............   1997     139,000     58,000       2,959         7,500       121,499           303
Senior Vice President,         1996     127,000     50,000       2,735        30,047        68,706           279
Human Resources and            1995     117,000     55,000       1,415             0             0           259
Administration

-------------------------
(1) The awards listed for fiscal year 1996 were originally granted on October 9, 1995 and October 11, 1993, and were repriced under the amended anti-dilution provisions of the 1990 and 1994 Stock Option Plans to reflect the effect on share price of the special cash distribution of $3.00 per share paid to Stockholders on September 27, 1996. These stock options were repriced so that the ratio of the exercise price per share to the fair market value per share immediately before the date of payment of the distribution was equal to such ratio immediately after the date of payment of the distribution, as provided by the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 90-9 (November 8, 1990) for adjustment of stock options in the event of a special, non-recurring distribution.

(2) Payouts earned in fiscal year 1997 were earned pursuant to the 1997 Performance Share Plan; however, no payout will vest and be distributed unless the recipient continues in the employment of the Company through March 31, 1998. Payouts earned in fiscal year 1996 were earned pursuant to the 1993 Performance Share Plan, and were adjusted in that year to include the $3.00 per share special cash distribution referred to in footnote (1) above, plus interest from the distribution date; however, no payout will vest and be distributed unless the recipient continues in the employment of the Company through September 30, 1998. Valuation is based on the closing market prices of the Receipts on the dates the award increments were earned. Dividends, if any, will not be paid prior to the vesting and distribution of the Receipts.

(3) Represents the dollar value of the benefit of premiums paid for split-dollar life insurance policies.

     The Company's stock option and performance share award agreements and Supplemental Executive Retirement Plan applicable to the named executive officers generally provide for acceleration of vesting and, in certain cases, payout, of awards and retirement benefits under such agreements and Plan in the event of a change in control of the Company, as defined in such agreements and Plan, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table presents certain information on stock options granted to the named executive officers in fiscal year 1997.

                                                   INDIVIDUAL GRANTS
                           ------------------------------------------------------------------
                                  (#)
                               NUMBER OF          % OF TOTAL
                               SECURITIES       OPTIONS GRANTED                                       ($)
                           UNDERLYING OPTIONS    TO EMPLOYEES       ($/SHARE)      EXPIRATION      GRANT DATE
          NAME                 GRANTED(1)       IN FISCAL YEAR    EXERCISE PRICE      DATE      PRESENT VALUE(2)
          ----             ------------------   ---------------   --------------   ----------   ----------------
D.J. Moore...............        30,000              13.19%          $9.1875        10/08/06        $76,230
P.M. Ford................         7,500               3.30            9.1875        10/08/06         19,058
W. Stark.................         7,500               3.30            9.1875        10/08/06         19,058
P.A. Hutchison...........         7,500               3.30            9.1875        10/08/06         19,058

-------------------------
(1) All stock option grants are non-transferrable, have a term of ten years from the date of grant, and have an exercise price equal to 100% of the fair market value on the date of grant. All options are exercisable six months after the date of grant. In the event of a change in control of the Company, 100% of the options granted may be immediately exercised.

(2) Estimated present values based on the Black-Scholes option pricing model, a mathematical formula used to value options traded on stock exchanges. The following assumptions were used in applying the model to calculate the values: expected future stock price annual volatility rate of 0.3554; risk-free rate of return of 5.9% for the option term; annual dividend yield of 0%; and a 2.45 year option term. No adjustments have been made for non-transferability or risk of forfeiture. The actual value of the options will depend on the market price of the shares on the date the options are exercised, and may vary significantly from the theoretical values estimated by the Black-Scholes model.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

     The following table provides certain information concerning stock option exercises during fiscal year 1997 by each of the named executive officers and the value of their unexercised options at September 30, 1997.

                                                                                     (#)              ($)
                                                                                  NUMBER OF        VALUE OF
                                                                                 SECURITIES      UNEXERCISED,
                                                                                 UNDERLYING         IN-THE-
                                                                                 UNEXERCISED         MONEY
                                                                                 OPTIONS AT       OPTIONS AT
                                                      (#)                        9/30/97(2)       9/30/97(3)
                                                    SHARES           ($)        -------------    -------------
                                                   ACQUIRED         VALUE       EXERCISABLE/     EXERCISABLE/
                      NAME                        ON EXERCISE    REALIZED(1)    UNEXERCISABLE    UNEXERCISABLE
                      ----                        -----------    -----------    -------------    -------------
D.J. Moore......................................         0         $     0         56,128/         $522,892/
                                                                                    70,546           810,214
P.M. Ford.......................................         0               0         14,032/          130,723/
                                                                                    23,515           270,067
W. Stark........................................         0               0         14,032/          130,723/
                                                                                    23,515           270,067
P.A. Hutchison..................................     4,532          46,063          9,500/           84,094/
                                                                                    23,515           270,067

-------------------------
(1) Based on the difference between the average of the high and low market prices on the date of exercise and the option price.

(2) Includes stock options granted prior to October 1, 1996 which were adjusted in fiscal year 1996 to reflect the repricing of unexercised stock options, as described in footnote (1) to the Summary Compensation Table on page 8.
(3) Based on the difference between the average of the high and low market prices on September 30, 1997 and the option price.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding awards made to the named executive officers during fiscal year 1997 under the Company's 1997 Performance Share Plan.

                                                                         PERFORMANCE OR
                                                   NUMBER OF SHARES,      OTHER PERIOD
                                                    UNITS OR OTHER      UNTIL MATURATION
                      NAME                             RIGHTS(1)           OR PAYOUT
                      ----                         -----------------    ----------------
D.J. Moore.......................................       110,000             FY'97-'01
P.M. Ford........................................        30,000             FY'97-'01
W. Stark.........................................        30,000             FY'97-'01
P.A. Hutchison...................................        30,000             FY'97-'01

-------------------------
(1) Represents performance units awarded pursuant to the Plan. An equivalent number of Receipts will be earned in increments subject to the achievement of specified corresponding stock price target levels during the period ending September 30, 2001. Each target level is based on the average stock price over a period of thirty consecutive trading days. For the award increment to vest and be distributed, the recipient must continue in the employment of the Company through March 31 following the end of the fiscal year during which the award increment is earned. If stock price target levels are not fully achieved, the Company's Human Resources and Ethics Committee has the authority to pay a portion of the total award on the basis of achievement by the Company of other financial performance criteria. All awards made to date provide for acceleration of vesting of awards in the event of a change in control of the Company, as defined in the Plan.

                                RETIREMENT PLAN

     At the time of the 1990 Stock Distribution, the Company established a Retirement Plan (the "Retirement Plan") in which the Company's executive officers as well as other salaried employees participate. Prior to the 1990 Stock Distribution, the executive officers participated in one of the pension plans of Emerson or its subsidiaries. The Retirement Plan is substantially identical to the Emerson Retirement Plan at the time of the 1990 Stock Distribution (the "Emerson Retirement Plan"). Under the Retirement Plan, a participant will be credited with his service under the Emerson Retirement Plan, but his benefit accrued under the Retirement Plan will be offset by his benefit accrued under the Emerson Retirement Plan as of September 30, 1990. Benefits under the Retirement Plan may be reduced under certain maximum provisions of the Internal Revenue Code. In 1993, the Company adopted a Supplemental Executive Retirement Plan (the "SERP") which provides that where any such reductions occur, the Company will pay a retirement supplement (as an operating expense) to certain executives, including the executive officers. The SERP will maintain total retirement benefits at the formula level of the Retirement Plan.

     These plans provide for fixed retirement benefits based on the participant's credited years of service, five-year average compensation (the highest average annual cash compensation during any five consecutive years), and applicable Social Security covered compensation. The dollar amounts listed for salary and bonus in the Summary Compensation Table are substantially the same as the compensation covered by these plans. The following table shows the combined annual benefits that will be payable from these plans on the basis of a single life annuity with five years certain.

                               PENSION PLAN TABLE

                               ANNUAL RETIREMENT BENEFIT AT AGE 65 AFTER
                    ---------------------------------------------------------------
                       10         15         20         25         30         35
  AVERAGE ANNUAL    YEARS OF   YEARS OF   YEARS OF   YEARS OF   YEARS OF   YEARS OF
   COMPENSATION     SERVICE    SERVICE    SERVICE    SERVICE    SERVICE    SERVICE
  --------------    --------   --------   --------   --------   --------   --------
    $150,000......  $ 21,035   $ 31,552   $ 42,070   $ 52,587   $ 63,104   $ 73,622
    $250,000......  $ 36,035   $ 54,052   $ 72,070   $ 90,087   $108,104   $126,122
    $350,000......  $ 51,035   $ 76,552   $102,070   $127,587   $153,104   $178,622
    $450,000......  $ 66,035   $ 99,052   $132,070   $165,087   $198,104   $231,122
    $550,000......  $ 81,035   $121,552   $162,070   $202,587   $243,104   $283,622
    $650,000......  $ 96,035   $144,052   $192,070   $240,087   $288,104   $336,122
    $750,000......  $111,035   $166,552   $222,070   $277,587   $333,104   $388,622

     Under current law, the benefit amounts will not be subject to any deduction for Social Security or other offset amounts. The credited years of service covered by these plans for each of the persons named in the Summary Compensation Table were as follows as of October 1, 1997: Mr. Moore, 13.5; Mr. Ford, 19; Mr. Hutchison, 32; and Mr. Stark, 8. The Company agreed to assume a supplemental retirement benefit granted to Mr. Ford by Emerson designed to provide him credit for an additional 9 years of service. Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the employee retires.

                               PERFORMANCE GRAPH

     The following graph presents a comparison of the cumulative total shareholder return on the Receipts as measured against the Standard & Poor's 500 Stock Index and a peer group (the "1997 Peer Group"). The Company is not a component of either the Index or the 1997 Peer Group. The measurement period begins on September 30, 1992 and measures at each September 30 thereafter. These figures assume that all dividends paid over the measurement period were reinvested, and the starting value of each index and the investments in the Receipts was $100 at the close of trading on September 30, 1992.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

        MEASUREMENT PERIOD          ESCO ELECTRONICS
      (FISCAL YEAR COVERED)            CORPORATION        PEER GROUP           S&P 500
9/92                                              100                100                100
9/93                                              151                141                113
9/94                                              151                150                117
9/95                                              139                206                152
9/96                                              194                280                183
9/97                                              365                335                257

     In the proxy statement for its 1997 Annual Meeting of Stockholders, the Company used as a performance graph comparison index those companies composing the Value Line Aerospace/Defense Industry Group as listed in the Value Line Industry Review dated October 31, 1996 (the "1996 Peer Group"). The companies composing the 1997 Peer Group are the same companies which composed the 1996 Peer Group except for three companies in the 1996 Peer Group which have since merged with or been acquired by other companies, namely McDonnell Douglas Corp., Logicon Inc. and UNC Inc. The 1997 Peer Group consists of: AAR Corp., Boeing Co., CAE Inc., Gencorp Inc., General Dynamics Corp., General Motors Corp. (GMH), Moog Inc. Class A, Nichols Research Corp., Northrop Grumman Corp., OEA Inc., Raytheon Co., Rockwell International Corp., Rohr Inc., Sundstrand Corp., Thiokol Corp., Transtechnology Corp., United Industrial Corp., Wyman-Gordon Co.

                                 SEVERANCE PLAN

     The Company has established a Severance Plan (the "Plan") covering the executive officers. Under the Plan, following the occurrence of a Change of Control (as defined), each executive officer will be entitled to be employed by the Company for a three-year period during which: (i) he will be paid a minimum base salary equal to his base salary prior to the Change of Control, and a minimum annual bonus based on the average of his bonuses during three of the five preceding fiscal years, disregarding the highest and lowest such years, and
(ii) he will continue to receive the employee benefits to which he was entitled prior to the Change of Control. During this employment period, if the executive officer's employment is terminated by the Company other than for cause or disability or the executive officer terminates his employment following certain actions by the Company, he will be entitled to receive, among other things: (i) three times his minimum annual base salary and minimum annual bonus, (ii) an amount approximating the additional retirement benefit he would have received if he had remained employed for an additional three years, and (iii) the continuation of his employee benefits for three years. The Company may amend the Plan, but no amendment adverse to the rights of the executive officers will be effective unless notice thereof has been given by the Company to the affected executive officers at least one year prior to the occurrence of a Change of Control.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to the number of Receipts beneficially owned by the directors and executive officers of the Company as of November 24, 1997. Except as otherwise noted, each person has sole voting and investment power as to his shares.

                                                                NUMBER OF
                                                              COMMON SHARES
                       NAME OF                           REPRESENTED BY RECEIPTS
                  BENEFICIAL OWNER                       BENEFICIALLY OWNED(1)(2)
                  ----------------                       ------------------------
J. J. Adorjan........................................             68,008
W. S. Antle III......................................              3,221
J. J. Carey..........................................              4,775
P. M. Ford...........................................             68,155
P. A. Hutchison......................................             58,044
J.M. McConnell.......................................              1,477
D. J. Moore..........................................            237,804(3)
W. Stark.............................................             56,850
D. C. Trauscht.......................................              4,775
All directors and executive officers
  as a group (9 persons).............................            503,109

-------------------------
(1) The percentage of total outstanding Receipts beneficially owned by any individual does not exceed 1% except in the case of Mr. Moore, 2.0%. The percentage beneficially owned by all directors and executive officers as a group is 4.2%.

(2) Includes the following Receipts covered by employee stock options granted under the 1990 and 1994 Stock Option Plans which the individual has the right to acquire within 60 days after November 24, 1997: Mr. Ford, 21,870; Mr. Hutchison, 17,338; Mr. Moore, 79,643; Mr. Stark, 21,870; and all directors and executive officers as a group, 140,721.

(3) Includes 32,000 Receipts which are non-transferable and do not vest until Mr. Moore remains employed by the Company through September 30, 2000 or until his earlier termination on account of death or disability, or until a change of control of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to each person known by the Company to own beneficially Receipts representing more than five percent of the outstanding Common Shares:

                                                     NUMBER OF COMMON SHARES       PERCENT
               NAME AND ADDRESS OF                   REPRESENTED BY RECEIPTS    OF OUTSTANDING
                BENEFICIAL OWNER                       BENEFICIALLY OWNED       COMMON SHARES
               -------------------                   -----------------------    --------------
Franklin Resources, Inc..........................           1,213,900(1)             10.3%
and certain other parties
777 Mariners Island Boulevard
San Mateo, CA 94404
David L. Babson and Company, Inc.................           1,020,100(2)              8.6%
One Memorial Drive
Cambridge, MA 02142-1300
Dimensional Fund Advisors, Inc...................             878,400(3)              7.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Donald Smith & Co., Inc..........................             787,600(4)              6.7%
East 80 Route 4 Suite 360
Paramus, NJ 07652

-------------------------
(1) Based on information presented as of October 10, 1997 in an amended Schedule 13G filed jointly by Franklin Resources, Inc. ("FRI"), Charles B. Johnson ("CBJ"), Rupert H. Johnson, Jr. ("RHJ") and Franklin Advisory Services, Inc. ("FAS") indicating that FRI, a parent holding company, and CBJ and RHJ, its principal shareholders, may each be deemed to beneficially own 1,213,900 shares, or 10.3% of the total outstanding shares, and FAS, an investment adviser and subsidiary of FRI, may be deemed to beneficially own 1,208,900 shares, or 10.2% of the total outstanding shares. All such shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of FRI. The address of FAS is One Parker Plaza, 16th Floor, Fort Lee, NJ 07024. FAS and Franklin Mutual Advisers, Inc. have sole power to vote or direct the vote of 883,000 and 5,000 shares, respectively, and have sole investment power of 1,208,900 and 5,000 shares, respectively. Balance Sheet Investment Fund, a series of Franklin Value Investors Trust and client of FAS, has an interest in more than 5% of the total outstanding shares. FRI, CBJ, RHJ and FAS disclaim beneficial ownership of all 1,213,900 shares.

(2) Based on information provided by David L. Babson and Company, Inc. indicating beneficial ownership as of November 1, 1997 (having sole voting and investment power as to all such shares).

(3) Based on information provided by Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment adviser, indicating beneficial ownership as of September 30, 1997 (having sole voting power for 572,924 shares and sole investment power as to all 878,400 shares). All such shares are held in portfolios of DFA Investment Dimensions Group Inc. (the "Fund"), a registered open-end investment company, or in series of The DFA Investment Trust Company (the "Trust"), a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional serves as investment manager. Officers of Dimensional also serve as officers of the Fund and the Trust, each an open-end management investment company registered under the Investment Company Act of 1940. In their capacity as officers of the Fund and the Trust, these persons have voting power as to 101,976 shares which are owned by the Fund and 203,500 shares which are owned by the Trust. Dimensional disclaims beneficial ownership of all 878,400 shares.

(4) Based on information provided by Donald Smith & Co., Inc. indicating beneficial ownership as of October 27, 1997 (having sole voting and investment power as to all such shares).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of any class of equity security of the Company to file with the Securities and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. An executive officer, P.A. Hutchison, was late in filing one Form 4, involving one transaction, in fiscal year 1997. With that exception, to the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                   II. VOTING

     The affirmative vote of the holders of a majority of the shares entitled to vote which are present in person or represented by proxy at the 1998 Annual Meeting is required to elect directors and to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors and proxies which are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively. Shares not voted on one or more but less than all such matters on proxies returned by brokers will be treated as not represented at the meeting as to such matter or matters.

     The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

                           III. INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP were the auditors for the fiscal year ended September 30, 1997 and the Audit and Finance Committee has selected them as auditors for the year ending September 30, 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting with the opportunity to make a statement and/or respond to appropriate questions from Stockholders.

                           IV. STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the 1999 Annual Meeting must be received by the Company by August 8, 1998 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

     In order for a Stockholder to nominate a candidate for director, under the Company's Articles of Incorporation timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if the Company gives less than 50 days' notice or prior public disclosure of the date of the meeting, then the Stockholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first). The Stockholder filing the notice of nomination must describe various matters regarding the nominee, including such information as name, address, occupation and shares held.

     In order for a Stockholder to bring other business before a Stockholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor and other specified matters. The Board may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Stockholder action in accordance with the provisions of applicable law. These requirements are separate from and in addition to the requirements a Stockholder must meet to have a proposal included in the Company's proxy statement.

     In each case, the notice must be given to the Secretary of the Company, whose address is 8888 Ladue Road, Suite 200, St. Louis, Missouri 63124-2090. Any Stockholder desiring a copy of the Company's Articles of Incorporation or Bylaws or the Trust Agreement will be furnished one without charge upon written request to the Secretary.

                   ESCO ELECTRONICS CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, as holder of record of the common stock trust receipts (the "Receipts") representing Common Stock of ESCO ELECTRONICS CORPORATION (the "Company"), does hereby appoint D.J. Moore, P.M. Ford and W. Stark, or any of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of the Company, to be held on February 12, 1998, commencing at 10:00 A.M., St. Louis time, at the offices of Systems & Electronics Inc., 201 Evans Lane, St. Louis County, Missouri, 63121 and at any and all adjournments of such meeting, and to instruct The Chase Manhattan Bank, as trustee under the Company's Deposit and Trust Agreement (the "Trustee"), to vote all the shares of Common Stock of the Company represented by the Receipts standing on the register of the Company's stock transfer agent in the name of the undersigned as follows, and in their discretion on such other business as may properly come before the meeting:

               (Continued, and to be signed, on the other side)


                 - PLEASE DETACH PROXY HERE, SIGN AND MAIL -

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

ELECTION OF DIRECTORS                                   (INSTRUCTION: To withheld authority to vote
FOR all nominees           WITHHOLD                     for any individual nominee, strike a line
listed to the right        AUTHORITY                    through the nominee's name on the list below.)
(except as marked       to vote for all nominees        Nominees: J.J Caray. D.J. Moore
to the contrary)          listed to the right

      / /                      / /
                                                                                                The undersigned hereby
                                                                                                acknowledges receipt of the Notice
                                                                                                of the Annual Meeting and
                                                                                                accompanying Proxy Statement dated
                                                                                                December 9, 1997.

                                                                                                The proxies will instruct the
                                                                                                Trustee to vote the Common Shares
                                                                                                represented by your Receipts in the
                                                                                                manner directed herein by the
                                                                                                undersigned Receiptholder.

                                                                                                If no direction is made, this proxy
                                                                                                will be voted FOR Proposal 1.


                                                                                                Please sign exactly as your name
                                                                                                appears to the left. When signing
                                                                                                as an attorney, executor,
                                                                                                administrator, trustee or guardian,
                                                                                                please give full title as such.
                                                                                                If signing on behalf of a
                                                                                                corporation, please sign in full
                                                                                                corporate name by President or other
                                                                                                authorized officer. If signing on
                                                                                                behalf of a partnership, please
                                                                                                sign in partnership name by
                                                                                                authorized person.

                                                                                                Dated:                 199
                                                                                                      ---------------,     -

                                                                                                ---------------------------------
                                                                                                         (Signature)


                                                                                               ----------------------------------
                                                                                                   (Signature - if held jointly,
                                                                                                   both holders must sign.)

                                                                                                If address appearing to the left is
                                                                                                incorrect, kindly make correction.



                    PLEASE DETACH PROXY HERE, SIGN AND MAIL

                                   [ESCO LOGO]

                                                                December 9, 1997

Dear Stockholder:

        The annual meeting of stockholders of ESCO Electronics Corporation will be held at the offices of Systems & Electronics Inc., 201 Evans Lane, St. Louis County, Missouri 63121 at 10:00 a.m. on Thursday, February 12, 1998.

        It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form above, and return it promptly in the envelope provided.

        Thank You.